UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement.  On November 14, 2013, Thomas G. Plaskett provided notice to RadioShack Corporation (“RadioShack”) of his retirement from the Board of Directors, effective immediately. Mr. Plaskett had served on the RadioShack Board since 1986, and was a member of the Audit and Compliance Committee as well as the Corporate Governance Committee.  Mr. Plaskett confirmed that his retirement was for personal reasons and was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

2013 Supplementary Incentive Plan.  On November 14, 2013, based on the recommendation of the Management Development and Compensation Committee (the “Committee”) of RadioShack, the Board of Directors of RadioShack approved the terms and conditions of the supplementary incentive compensation plan for executive officers of the Company for 2013 (the “2013 Supplementary Plan”).

Under the 2013 Supplementary Plan, a cash bonus may be paid in an amount up to 50% of each executive officers 2013 annual bonus target if RadioShack achieves certain financial objectives.  One-half of the payout under the 2013 Supplementary Plan is based on RadioShack’s achievement of an EBITDA target established by the Committee. The other half is based on the Committee’s assessment of RadioShack’s progress toward achievement of its strategic initiatives. The payout, if any, of the 2013 Supplementary Plan bonus would occur in February of 2014.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2013, the Board of Directors of RadioShack Corporation (“RadioShack”) approved a resolution to change RadioShack’s fiscal year.  Prior to this resolution, RadioShack’s fiscal year ended December 31.  The Company’s new fiscal year end is the Saturday closest to January 31.  The new fiscal year is comprised of either 52 or 53 weeks.  In a 52-week fiscal year, each of the Company’s quarterly periods will be comprised of 13 weeks, consisting of two four week periods and one five week period.  In a 53-week fiscal year, three of the Company’s quarterly periods will be comprised of 13 weeks and one quarter will be comprised of 14 weeks.

This change is effective January 1, 2014.  The Company will report on a transition period from January 1 to February 1, 2014.  The new fiscal year will commence on February 2, 2014.  The Company’s first quarter for 2014 will end on May 3, 2014.  No separate transition report is required for this change.  In accordance with Securities and Exchange Commission rules, information for the transition period will be included in RadioShack’s Form 10-Q for the quarter ending May 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: November 18, 2013	/s/ Holly Fielder Etlin
Holly Fielder Etlin
Interim Chief Financial Officer
(principal financial officer)

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